The Board of Directors
Royster-Clark, Inc.:

We consent to the use of our reports included herein (or incorporated herein by reference) and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP
-------------------------
Norfolk, Virginia
June 21, 1999